SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 7, 2005

BROOKLINE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23695	04-3402944
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

160 Washington Street, Brookline, Massachusetts		02447-0469
(Address of principal executive offices)		(Zip Code)

(617) 730-3500

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01       Acquisition or Disposition of Assets

On January 7, 2005, Brookline Bancorp, Inc. (the “Company”) completed its acquisition of Mystic Financial, Inc. (“Mystic Financial”) and its wholly-owned subsidiaries Medford Co-operative Bank (“Medford”), Mystic Financial Capital Trust I and Mystic Financial Capital Trust II. Medford had two wholly-owned subsidiaries, Mystic Securities Corp. and Mystic Investments, Inc.  As part of the acquisition, 60% of the outstanding shares of common stock of Mystic Financial were exchanged for shares of common stock of the Company (with cash paid in lieu of fractional shares at a rate of $15.978 per whole share) and 40% of the outstanding shares of Mystic Financial common shares were exchanged for cash at a rate of $39.00 per share. The aggregate purchase price paid for the acquisition was approximately $65.2 million. That amount consisted of $27.7 million in cash (including approximately $3.9 million for the cancellation of Mystic Financial stock options), issuance of 2,516,525 shares of the Company’s common stock and approximately $1.7 million in related income tax benefits. The value of the common stock issued was determined to be $15.57 per share. The acquisition was accounted for using the purchase method of accounting.

Item 9.01       Financial Statements, Pro Forma Financial Information and Exhibits

(a)       The financial statements required by this item have been previously filed.

(b)       Pro Forma Financial Information

The unaudited pro forma condensed combined financial statements attached as Exhibit 99 (“pro forma financial statements”) are based on the historical financial statements of the Company and Mystic Financial and have been prepared to illustrate the effect of the acquisition.

The unaudited pro forma balance sheet as of December 31, 2004 is based on the audited historical consolidated balance sheet of the Company and the unaudited historical consolidated balance sheet of Mystic Financial at that date, assuming that the acquisition had been consummated on December 31, 2004 and accounted for using the purchase method of accounting.

The unaudited pro forma statement of income is based on the audited historical consolidated results of operations of the Company and the unaudited historical consolidated results of operations of Mystic Financial for the year ended December 31, 2004. The unaudited pro forma statement of income gives effect to the acquisition using the purchase method of accounting and assumes that (1) the acquisition occurred as of the beginning of the year presented and (2) the amount of initial goodwill equaled the amount reflected in the unaudited pro forma balance sheet as of December 31, 2004.

These pro forma financial statements should be read in conjunction with the historical consolidated financial statements and related notes contained in the Company’s December 31, 2004 Form 10-K and in Mystic Financial’s June 30, 2004 Form 10-K and September 30, 2004 Form 10-Q.

The combined company expects to achieve operating cost savings from the acquisition. These pro forma financial statements do not reflect any potential cost savings that are expected to result from the combination of the operations of the Company and Mystic Financial. No assurances can be given with respect to the ultimate level of cost savings to be realized. Additionally, the pro forma financial statements do not reflect expenses expected to be incurred in the first four months of 2005 to merge and convert operations of Mystic Financial into the operations of the Company. As a result, these pro forma financial statements are not necessarily indicative of either the results of operations or financial condition that would have been achieved had the acquisition in fact occurred on the date indicated nor do they purport to be indicative of the results of operations or financial condition that may be achieved in the future by the combined company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROOKLINE BANCORP, INC.

Date: March 25, 2005	By:	/s/ Paul R. Bechet
Paul R. Bechet
Senior Vice President, Treasurer and Chief Financial Officer

The following exhibit is filed as part of this report

Exhibit No.	Description

99	Unaudited Pro Forma Financial Statements